EXHIBIT 11

                                    COMPUTATION OF PER SHARE EARNINGS
                                  (In thousands, except per share data)
                                                  Three Months Ended   Nine Months Ended
                                                     September 30,       September 30,
Basic Per Share Earnings (Loss)                     1998      1997      1998      1997


Average shares outstanding during period           21,559    20,850    21,457    20,247
                                                  =======   =======   =======   =======




Net loss                                          $  (561)  $  (124)  $(2,218)  $(1,522)

Undeclared cumulative dividends on Series B
  and Series C Senior Preferred Stock                 (50)     ( 50)     (150)     (150)
                                                  -------   -------   -------   -------
Net loss applicable to common shares              $  (611)  $  (174)  $(2,368)  $(1,672)
                                                  =======   =======   =======   =======
Basic loss per common share                       $  (.03)  $  (.01)  $  (.11)  $  (.08)
                                                  =======   =======   =======   =======


                                          EXHIBIT 11

                          COMPUTATION OF PER SHARE EARNINGS (Cont'd)
                            (In thousands, except per share data)
                                                  Three Months Ended  Nine Months Ended
                                                     September 30,       September 30,
Diluted Per Share Earnings (Loss)                   1998      1997      1998      1997


Average shares outstanding during period           21,559    20,850    21,457    20,247

Employee stock options assumed exercised                -         -       206         -

Dilutive effect of convertible securities computed by the "if converted" method:

  Series A preferred stock                             95        95        95        95
  Series B & C preferred stock                      1,986     1,986     1,986     1,986
                                                  -------   -------   -------   -------
                                                   23,640    22,931    23,744    22,328
                                                  =======   =======   =======   =======




Net loss applicable to common shares              $  (561)  $  (124)  $(2,218)  $(1,522)
                                                  =======   =======   =======   =======




Diluted loss per common share                     $  (.02)  $  (.01)  $  (.09)  $  (.07)
                                                  =======   =======   =======   =======





                                             -19-